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                                                                    Exhibit 10.7


                              EMPLOYMENT AGREEMENT

            THIS AGREEMENT is made and entered into and as of the 29th day of February, 2000, by and between GEORGE R. BAKER (the "Executive") and RELIANCE GROUP HOLDINGS, INC., a Delaware corporation having its principal place of business at Park Avenue Plaza, 55 East 52nd Street, New York, New York 10055 (the "Company").

      1.    Employment.

            (a) The Company agrees to employ the Executive, and the Executive agrees to be employed by the Company, as the President and Chief Executive Officer of the Company. During the term hereinafter specified, the Executive agrees to perform the duties customarily performed by chief executive officers of publicly held corporations and to perform such other duties as from time to time may be reasonably requested of him by the Board of Directors of the Company or any duly empowered committee thereof (the "Board of Directors").

            (b) During the term of this Agreement, the Executive shall devote his full working time during customary business hours and his best efforts, and apply all of his skill and experience, to the proper performance of his duties hereunder and to the business and affairs of the Company and its subsidiaries.

      2. Term. Subject to Sections 4 and 5 hereof, the term of employment of the Executive hereunder shall be for the period commencing on the date hereof and ending on February 28, 2002.

      3.    Compensation.

            (a) Base Salary. The Company will pay to the Executive during the term of his employment hereunder a salary ("Base Salary") of not less than the Executive's annual base salary on the date hereof, payable in accordance with the Company's usual and customary pay procedures.

            (b) Bonus. For each calendar year of the Company during the term of the Executive's employment, the Executive shall be eligible to receive a bonus based on a percentage of his Base Salary for such year (not less than 115%) as determined pursuant to the Company's existing Executive Bonus Plan (or any other subsequent executive bonus compensation plan in which the chief executive officer participates and which has been approved by the stockholders and does not reduce the Executive's bonus potential below 100% of Base Salary), provided that, except in the case of the bonus for the calendar year in which this Agreement terminates in accordance with Section 2 hereof, the Executive has not "voluntarily resigned" or been terminated for "cause" prior to the time of payment of the bonus.


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            (c) Reimbursement of Expenses. The Company shall pay or reimburse the Executive for all reasonable business expenses actually incurred or paid by the Executive during the term of his employment under this Agreement in the performance of his services hereunder in accordance with the current policies of the Company applicable to the Executive, subject to modification from time to time hereafter, provided that such modification does not significantly and adversely affect the Executive's payments or reimbursements thereunder. Such payment or reimbursement shall be made upon presentation of expense statements or vouchers or such other supporting information as the Company may customarily require of its senior executives.

            (d) Vacations. The Executive shall be entitled to not less than four weeks' paid vacation. Vacation shall be taken at times reasonably consistent with the needs of the Company. Vacation earned for a year but not taken during that year shall not be paid for nor taken in a subsequent year.

            (e) Perquisites. The Executive shall be entitled to such other perquisites as are currently provided to the Executive.

            (f) Withholding. The Executive acknowledges and agrees that the Company shall be entitled to withhold from his compensation, or otherwise provide for, all federal, state or local income or other taxes which the Company determines are required to be withheld on amounts payable to the Executive pursuant to this Agreement or otherwise.

      4.    Termination of Employment.

            (a) With or Without Cause; Resignation. The Company shall have the right to terminate the employment of the Executive with or without "cause" (as hereinafter defined) and the Executive shall have the right to resign from his employment by the Company. If (i) the Executive's employment with the Company is
(i) terminated for "cause", or (ii) the Executive has "voluntarily resigned" (as hereinafter defined) his employment, the Company shall have no further obligation to the Executive hereunder, except, in the case of clause (ii), to pay to the Executive the amounts, if any, due him pursuant to subsection (c) of
Section 3 hereof.

            (b) Definitions of Cause and Voluntarily Resigned. For purposes of this Agreement, "cause" shall mean:

                  (i) conviction of the Executive of a felony, or of any lesser crime or offense involving the property of the Company or any of its subsidiaries or affiliates;

                  (ii) willful misconduct by the Executive in connection with the performance of his duties hereunder, or material and willful breach by him of any of the provisions of this Agreement and failure to cure such misconduct or breach within two (2) weeks after receipt of written notice thereof;

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                  (iii) the Executive's conviction in a court of law of any
                  criminal offense involving moral turpitude under the laws of the United States or any other jurisdiction the laws of which may apply; and

                  (iv) the Executive's willful failure to perform specific written directives of the Board of Directors of the Company, which directives are consistent with the scope and nature of the Executive's existing duties and responsibilities as set forth in Section 1 hereof, and failure to cure such failure within two (2) weeks after receipt of written notice thereof.

For purposes of this Agreement, "voluntarily resigned" shall mean the Executive's decision to no longer serve as an executive officer of the Company, which decision shall not have resulted from any of the following:

                  (i) a substantial diminution of the Executive's duties without the Executive's written consent;

                  (ii) a demotion in title; or

                  (iii) a relocation or attempted relocation of the Executive without the Executive's written consent to an office outside a 25-mile radius of New York City.

            (c) Termination Without Cause; Resignation. If the Executive is terminated without "cause" or has resigned, but not "voluntarily resigned", the Company shall have no obligation to the Executive hereunder, except (i) to continue to provide the Executive with the benefits under the medical and dental plans of the Company then in effect for senior executives of the Company until February 28, 2002, at the same charge to the Executive as he would have paid as an active employee of the Company, (ii) to fully vest all stock option grants held by the Executive and permit the immediate exercise thereof for a period of 12 months after the date of such termination or such resignation, (iii) to pay to the Executive, within 20 days after the date of such termination or such resignation, a lump sum in the amount determined by multiplying (A) the number of years (including fractional years) remaining from the date of such termination or such resignation to February 28, 2002, times (B) the sum of Base Salary and the bonus, if any, paid Executive for the year immediately prior to the date of such termination or such resignation and (iv) to pay the amounts due him under subsection (c) of Section 3 hereof.

      5.    Death or Disability.

            (a) Termination. The term of employment of the Executive shall terminate forthwith in the event of the death of the Executive, and, at the option of the Company upon written notice to the Executive, in the event that the Executive shall fail for a period of four consecutive months to render and perform the services required of him under this Agreement because of "disability" (as currently defined in the Company's existing long-term disability plan). Upon a
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termination of the Executive's employment hereunder because of death or
"disability", the Executive shall be entitled to receive and shall be paid as provided for in subsection (b) of Section 5 hereof and the Company shall have no further obligation to him hereunder, except (i) to pay to the Executive or his estate, as the case may be, the amounts, if any, due him pursuant to subsection
(c) of Section 3 hereof and (ii) solely in the case of "disability", to continue to provide the Executive with the benefits under the medical and dental plans of the Company then in effect for senior executives of the Company until February 28, 2002, at the same charge to the Executive as he would have paid as an active employee of the Company.

            (b)   Payments Required.

                  (i) In the event of the death of the Executive, his estate shall be paid, within 20 days after the date of his death, a lump sum in the amount equal to the Base Salary for one year from the date of his death.

                  (ii) In the event of a "partial disability" or a "total disability" (as such terms are currently defined in the Company's existing long-term disability plan), the Executive shall continue to be paid, until February 28, 2002, his Base Salary.

                  (iii) All amounts payable pursuant to clause (ii) of this subsection (b) shall be reduced by amounts paid to the Executive under any of the Company's disability plans.

      6. Covenant Not to Compete or Interfere; Proprietary Information; and Injunctive Relief.

            (a) Limited Covenants Not to Compete or Interfere. Executive recognizes that a substantial part of the value of a company such as the Company's resides in the expertise of its employees such as Executive and the goodwill with its customers which Executive significantly influences, and that the value of the Company will be significantly diminished if Executive attempts to compete with the Company or interfere with its activities, or solicit its clients in contravention of this Section 6. Executive also acknowledges that his services are unique and special and that his compensation is partially in consideration of and conditioned upon his not competing with the Company. Executive agrees that, during the term of his employment and until 12 months thereafter, Executive will not, directly or indirectly, (i) interfere with, disrupt or attempt to interfere with or disrupt the relationship, contractual or otherwise, between the Company and any customer, supplier, lessee, employee, consultant or subcontractor of the Company, (ii) solicit or sell to any person or entity who was a customer of the Company during the one-year period prior to the termination of Executive's employment pursuant to this Agreement any service or product or related service or product, which is offered, has been offered or is being proposed to be offered by the Company or its subsidiaries within the one-year period prior to such solicitations or (iii) hire or attempt to hire directly or indirectly any non-clerical employee of the Company who was employed by the Company during the six months preceding the termination of his employment.


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            (b) Proprietary Information. Executive agrees that all information, whether or not in writing, of a private, secret or confidential nature relating to the Company's or any of its affiliates' business, business relationships, financial affairs or customers (collectively, the "Proprietary Information") is and shall be the exclusive property of the Company or its affiliates during the term of his employment and thereafter. Executive shall not, except as required in the ordinary course of performance of his duties as an employee of the Company, disclose, or use during the term of his employment and thereafter any Proprietary Information. By way of illustration but not limitation, Proprietary Information includes client, customer and supplier lists, data, records, computer programs, manuals, processes, methods, contacts at or knowledge of customers or prospective customers of the Company or any of its subsidiaries and intangible rights which are either developed by Executive during the term of his employment or to which Executive has access, which development or access was rendered possible by virtue of Executive's employment.

      Upon termination of employment, Executive shall promptly return to the Company all materials and all copies of materials involving any Proprietary Information in Executive's possession or control. Executive agrees to represent to the Company that he has complied with the provisions of this Section 6 upon termination of employment.

            (c) Memoranda, Etc. Executive acknowledges and agrees that all memoranda, notes, reports, records and other documents made or compiled by Executive, or made available to Executive during the term of his employment concerning the business of the Company or any of its affiliates, shall be the Company's property and shall be delivered to the Company upon the termination of Executive's employment hereunder or at any other time upon request by the Board of Directors. Following the expiration or termination of Executive's employment hereunder, Executive agrees to cooperate, for a period of five (5) years with respect to legal matters and for a period of one (1) year with respect to all other matters, with the Company and its affiliates with respect to matters with which Executive was involved during the term of his employment.

            (d) Survival. The provisions of this Section 6 shall survive the termination or expiration of this Agreement and Executive's term of employment hereunder.

            (e) Injunctive Relief. Executive consents and agrees that, if he violates any of the provisions of this Agreement with respect to non-interference or confidentiality, the Company would sustain irreparable harm and, therefore, in addition to any other remedies which the Company may have under this Agreement or otherwise, the Company shall be entitled to apply to any court of competent jurisdiction for an injunction restraining Executive from committing or continuing any such violation of this Agreement, and Executive shall not object to any such application.

            (f) New or Prospective Employer Notification. Executive agrees that, prior to the commencement of any new employment with a new employer during the 12-month period following the term of his employment, Executive will notify the Company of the name and address of such new Company and will furnish such new employer with a copy of Section 6 of this Agreement. Executive agrees that the Company may advise any new or prospective employer of Executive of the existence and terms of Section 6 of this Agreement and furnish such new or prospective employer with a copy of Section 6 of this Agreement.

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            (g) Challenge To Section 6. Executive agrees that, as a condition precedent to the commencement or maintenance of any action, suit or proceeding challenging, directly or collaterally, the validity or enforceability of this
Section 6, or any provision hereof, he will pay the Company an amount equal to all payments received by him from the Company on and after the date of termination of his employment. In addition, if Executive shall fail in such challenge, Executive agrees to reimburse the Company for all costs (including attorneys fees and expenses) of the Company's defense to such challenge.

      7.    Assignment.

            (a) This Agreement is personal as to the Executive and shall not be assignable by the Executive.

            (b) This Agreement shall not be assigned by the Company without the prior written consent of the Executive.

      8. Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally (when delivered), sent by registered mail, return receipt requested (upon confirmation of receipt) or by recognized overnight courier (one day after being sent) to such address as the Executive or the Company may designate by notice to the other party.

      9. Complete Understanding. This Agreement constitutes the sole and entire agreement between the Executive and the Company with respect to the Company's employment of the Executive and shall not be altered, modified or amended except by written instrument signed by the party against whom such alteration, modification or amendment is sought to be enforced. This Agreement does not alter, amend or modify any rights of the Executive to indemnification under either the Company's Charter or By-laws or his indemnification agreement with the Company.

      10. Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the parties hereto and their respective heirs, executors, administrators, successors and assigns.

      11. Termination of Agreement. This Agreement (other than the provisions of Sections 4(c), 5(b) and 6 hereof) shall terminate upon the expiration or termination, in accordance with the terms hereof, of the Executive's employment hereunder.

      12. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

      13. Severability. The invalidity of all or any part of any provision of this Agreement shall not invalidate the remainder of this Agreement or the remainder of any paragraph which can be given effect without such invalid provision.

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      14.   Paragraph  Headings.  The  paragraph  headings  contained  in this
Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

            IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized representative and the Executive has executed this Agreement, in each case, as of the day and year first above written.


                                    RELIANCE GROUP HOLDINGS, INC.


                                    By: /s/ Howard E. Steinberg
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                                    Title: Executive Vice President

                                    /s/ George R. Baker
                                    ----------------------------------
                                    Name: George R. Baker